EXHIBIT 2.3

AMENDMENT NO. 1
TO THE
SHARE EXCHANGE AGREEMENT

This AMENDMENT NO. 1 TO THE SHARE EXCHANGE AGREEMENT, dated and effective as of January 9, 2009 (this "Amendment"), is entered into by and among SRKP 18, Inc., a Delaware corporation (the “Company”), World Orient Universal Limited, a company organized in the British Virgin Islands (“World Orient”), and all of the shareholders of World Orient, each of whom has executed a counterpart signature page to this Amendment (each, a “Shareholder” and collectively, the “Shareholders”). The Company, World Orient and the Shareholders are collectively referred to herein as the “Parties.” Terms not defined in this Amendment shall have such meanings as set forth in the Agreement (as defined below).

WITNESSETH:

WHEREAS, the Parties entered into that certain Share Exchange Agreement dated as of December 11, 2008 (the “Agreement”);

WHEREAS, the Parties desire to amend the Agreement by entering into this Amendment;

WHEREAS, the Shareholders own all of the issued and outstanding shares of the capital of World Orient (the “World Orient Shares”); which is the 100% parent of Global Asia Universal Limited, a company organized under the laws of the British Virgin Islands (“Global Asia”), which is the 100% parent of EverFair Technologies Limited, a company organized under the laws of Hong Kong (“EverFair”), which is the 100% parent of Zhengzhou Shenyang Technology Limited, a company organized under the laws of the People’s Republic of China (“ZST”);

WHEREAS, the Company desires to acquire from Shareholders, and Shareholders desire to sell to the Company, the World Orient Shares in exchange for the issuance by the Company of an aggregate of 1,985,000 shares (the “Company Shares”) of the Company’s common stock, $0.0001 par value (“Common Stock”) to the Shareholders and/or their designees on the terms and conditions set forth herein (the “Share Exchange”);

WHEREAS, after giving effect to the Share Exchange and the Equity Financing (if fully subscribed), there will be approximately 9,081,390 shares of Company Common Stock issued and outstanding, 3,125,000 shares of the Company’s Series A Convertible Preferred Stock (each of which is immediately convertible into one (1) share of Company Common Stock) issued and outstanding, and warrants to purchase 7,096,390 shares of Company Common Stock issued and outstanding; and

WHEREAS, Section 10.5 of the Agreement permits the parties to amend the Agreement only by a written instrument executed by the Parties.

NOW, THEREFORE, for good and valuable consideration and in consideration of the respective representations, warranties, covenants and agreements set forth in the Agreement, the parties hereby agree to amend the Agreement as follows:

AGREEMENT:

1.           Section 2.5 of the Agreement is hereby amended and restated in its entirety as follows:

2.5           No Assets or Liabilities.  As of the Closing, the Company shall have no more than $50,000 and the principal amount of that certain promissory note dated January 9, 2009 entered into by and between the Company and WestPark Capital, Inc. (the “Promissory Note”) in liabilities (the “Liabilities”).  Except for the foregoing or as set forth on the Financial Statements, the Company does not have any (a) assets of any kind or (b) liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise.

2.           Section 6.2(e) of the Agreement is hereby amended and restated in its entirety as follows:

(e)           payment of the Liabilities directly out of the proceeds of the Equity Financing (as defined in Section 7.1(f) herein) to the appropriate creditors of the Company which shall include indebtedness owed to Company shareholders and fees owing to Company lawyers, accountants and similar parties; and

3.           Section 7.2(c) of the Agreement is hereby amended and restated in its entirety as follows:

(c)           To the extent that the liabilities of the Company exceed the amount of the Liabilities as of the Closing, the Company shareholders shall have satisfied and paid such excess liabilities in full.

4.           Section 7.3(c) of the Agreement is hereby amended and restated in its entirety as follows:

(c)           All liabilities of the Company up to the amount of the Liabilities shall be paid directly out of the proceeds of the Equity Financing to the appropriate creditors, which shall include indebtedness owed to the Company shareholders and fees owing to lawyers, accountants and similar parties.

5.           The Disclosures Schedules to the Agreement are hereby amended and restated in its entirety as set forth on the Disclosure Schedules attached hereto.

6.           Except as amended herein, the Agreement shall remain in full force and effect.

7.           This Amendment may be executed in any number of facsimile counterparts, each of which shall be an original, but which together constitute one and the same instrument.  This Amendment may be executed and delivered by facsimile.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date first set forth above.

SRKP 18, INC.

By:	/s/ Richard Rappaport
Name:	Richard Rappaport
Title:	President

WORLD ORIENT UNIVERSAL LIMITED

By:	/s/ Zhong Bo
Name:	Zhong Bo
Title:	President

[SIGNATURE PAGES FOR SHAREHOLDERS FOLLOW]

WORLD ORIENT UNIVERSAL LIMITED
SHAREHOLDERS’ SIGNATURE PAGE TO

AMENDMENT NO.1 TO THE
SHARE EXCHANGE AGREEMENT

Dated January 9, 2009

Among SRKP 18, Inc., World Orient Universal Limited and
The Shareholders of World Orient Universal Limited

           The undersigned Shareholder hereby executes and delivers the Amendment No.1 to the Share Exchange Agreement (the “Amendment”) to which this Signature Page is attached, which, together with all counterparts of the Amendment and Signature Pages of the other parties named in said Amendment, shall constitute one and the same document in accordance with the terms of the Amendment.

/s/ Chen Dong
(Signature)
Chen Dong
(Type or print name)

(Type or print name as it should appear on certificate, if different)
Address: #104 Hailong Garden, Eastern Longjing Road, Nanshan District, Shenzhen, 518000 Guangdong Province, People’s Republic of China Telephone: (86) 1351-0725234 Facsimile: (86) 755-26005718

Number of World Orient Shares Held:    43,508

WORLD ORIENT UNIVERSAL LIMITED
SHAREHOLDERS’ SIGNATURE PAGE TO

AMENDMENT NO.1 TO THE
SHARE EXCHANGE AGREEMENT

Dated January 9, 2009

Among SRKP 18, Inc., World Orient Universal Limited and
The Shareholders of World Orient Universal Limited

The undersigned Shareholder hereby executes and delivers the Amendment No.1 to the Share Exchange Agreement (the “Amendment”) to which this Signature Page is attached, which, together with all counterparts of the Amendment and Signature Pages of the other parties named in said Amendment, shall constitute one and the same document in accordance with the terms of the Amendment.

/s/ Chaoying Li
(Signature) By: Chaoying Li Title: Director
Richever Limited
(Type or print name)

(Type or print name as it should appear on certificate, if different)
Address: Suite 906, Office Tower C1, Oriental Plaza, No. 1 East Chang An Ave., Beijing 100738, People’s Republic of China Telephone: (86 10) 8525 5518 Facsimile: (86 10) 8525 5511

Number of World Orient Shares Held:    344

WORLD ORIENT UNIVERSAL LIMITED
SHAREHOLDERS’ SIGNATURE PAGE TO

AMENDMENT NO.1 TO THE
SHARE EXCHANGE AGREEMENT

Dated January 9, 2009

Among SRKP 18, Inc., World Orient Universal Limited and
The Shareholders of World Orient Universal Limited

The undersigned Shareholder hereby executes and delivers the Amendment No.1 to the Share Exchange Agreement (the “Amendment”) to which this Signature Page is attached, which, together with all counterparts of the Amendment and Signature Pages of the other parties named in said Amendment, shall constitute one and the same document in accordance with the terms of the Amendment.

/s/ Steve Cheung Hung Hi
(Signature) By: Steve Cheung Hung Hi Title: Director
Easywell Limited
(Type or print name)

(Type or print name as it should appear on certificate, if different)
Address:__________________________________________________
_______________________________________________________
Telephone: ______________________________________________
Facsimile: _______________________________________________

Number of World Orient Shares Held:                                                                                     3,074

WORLD ORIENT UNIVERSAL LIMITED
SHAREHOLDERS’ SIGNATURE PAGE TO

AMENDMENT NO.1 TO THE
SHARE EXCHANGE AGREEMENT

Dated January 9, 2009

Among SRKP 18, Inc., World Orient Universal Limited and
The Shareholders of World Orient Universal Limited

The undersigned Shareholder hereby executes and delivers the Amendment No.1 to the Share Exchange Agreement (the “Amendment”) to which this Signature Page is attached, which, together with all counterparts of the Amendment and Signature Pages of the other parties named in said Amendment, shall constitute one and the same document in accordance with the terms of the Amendment.

/s/ William Kuk Kuk Sun
(Signature) By: William Kuk Kuk Sun Title: Director
Starlink AsiaLimited
(Type or print name)

(Type or print name as it should appear on certificate, if different)
Address:_________________________________________________
________________________________________________________
Telephone: ______________________________________________
Facsimile: _______________________________________________

Number of World Orient Shares Held:    3,074

DISCLOSURE SCHEDULES

ITEM 2.7 – INDEBTEDNESS; CONTRACTS; NO DEFAULTS

As set forth in the Financial Statements.

On January 9, 2009, the Company entered into a Promissory Note with WestPark Capital, Inc. (the “Lender”) whereby the Company issued the Lender a promissory note in a principal amount of $170,000 bearing no interest (the “Promissory Note”).

The Promissory Note shall be paid in full by the Company using the proceeds of the Equity Financing upon the termination of the Equity Financing.

ITEM 3.1(b) – SUBSIDIARIES

Subsidiary	% Owned
Global Asia Universal Limited, a company organized in the British Virgin Islands	100% owned by World Orient Universal Limited
EverFair Technologies Limited, a company organized in Hong Kong	100% owned by Global Asia Universal Limited
Zhengzhou Shenyang Technology Company Limited, a company organized in the People’s Republic of China	100% owned by EverFair Technologies Limited

ITEM 3.3 - CAPITALIZATION

None.

ITEM 3.5 – INDEBTEDNESS; CONTRACTS; NO DEFAULTS

1.           Construction Agreement in Relation to Intelligent System of D District of Fengle Plaza dated December 17, 2007 by and between ZST and Henan Siqi Technology Investment Company Limited.

2.           Sale & Purchase Agreement dated July 18, 2008 by and between ZST and Gongyi City Electricity Supply Company.

3.           Secured Loan Agreement dated July 11, 2008 by and between ZST and Raiffeisen Zentralbank Sterreich AG Beijing Branch for a principal amount equal to RMB 63,000,000.

4.           Receivable Pledge Agreement dated January 4, 2008 by and between ZST and Raiffeisen Zentralbank Sterreich AG Beijing Branch for a secured obligation amount equal to RMB 50,000,000.

5.           EverFair Technologies Limited, a wholly-owned subsidiary of World Orient (“EverFair”), is a party to the Equity Transfer Agreement dated October 10, 2008 (the “Equity Transfer Agreement”) pursuant to which EverFair shall make payments to Zhong Bo, Wu Dexiu, Huang Jiankang, Sun Hui and Li Yuting (the “Sellers”) equal to RMB 12,000,000 (the “Debt”) within three (3) months following the date of the issuance of the new business license as contemplated by the Equity Transfer Agreement.  Upon the Closing of the Share Exchange, the Company shall assume the Debt and make the required payments to the Sellers in accordance with the terms of the Equity Transfer Agreement.

ITEM 3.6 – COMPLIANCE WITH THE LAW

None.

ITEM 3.7 – LITIGATION

None.

ITEM 9.1 – WESTPARK AFFILIATES

Richard Rappaport
Amanda Rappaport Trust
Kailey Rappaport Trust
Anthony C. Pintsopoulos
Kevin DePrimio
Jason Stern
WestPark Financial Services, LLC